Exhibit 99

Anadarko Announces First-Quarter Results

HOUSTON--(BUSINESS WIRE)--May 3, 2010--Anadarko Petroleum Corporation (NYSE: APC) today announced first-quarter 2010 net income attributable to common stockholders of $716 million, or $1.43 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items increased net income by approximately $304 million, or $0.62 per share (diluted) on an after-tax basis.(1) Cash flow from operating activities in the first quarter of 2010 was $1.317 billion, and discretionary cash flow totaled $1.530 billion.(2)

FIRST-QUARTER 2010 HIGHLIGHTS

  Achieved record quarterly sales volumes
  Reduced lease operating expenses per unit by 32 percent vs. first-quarter 2009
  Drilled three successful deepwater appraisal wells
  Announced the first discovery in a frontier basin offshore Mozambique
  Closed $1.5 billion joint-venture agreement in the Marcellus Shale

“During the first quarter of 2010, we continued to build upon the success of 2009 and again delivered significant growth,” said Jim Hackett, Anadarko Chairman and CEO. “In the first quarter of this year, our reported sales volumes increased by about 15 percent relative to the first quarter of 2009, and we’ve further improved our cost-control efforts and the strength of our balance sheet. With the strong and consistent performance of our producing properties, we are raising our full-year sales volumes guidance to a range of 230 million to 234 million BOE (barrels of oil equivalent) – equivalent to an increase of 3.5 million BOE in the estimated midpoint.”

Anadarko’s deepwater drilling program also delivered strong results with three successful appraisal wells – offshore Ghana at Tweneboa and in the deepwater Gulf of Mexico at Lucius and Vito. The company plans to continue delineation activities this year on each of these emerging mega projects. In addition, Anadarko made a new discovery offshore Mozambique at the Windjammer prospect. This was the first deepwater well in the Rovuma Basin, and encountered more than 555 net feet of natural gas pay, proving the presence of an active hydrocarbon system in the basin and validating the prospectivity of Anadarko’s large acreage position.

First-quarter 2010 sales volumes of natural gas, crude oil and natural gas liquids totaled 62 million BOE, or 686,000 BOE per day. Reported sales volumes for the quarter included approximately 1.9 million BOE from a royalty price threshold adjustment related to the company’s 2009 Gulf of Mexico natural gas sales. First-quarter 2010 natural gas sales volumes averaged approximately 2.4 billion cubic feet per day. Oil sales volumes in the first quarter averaged 222,000 barrels per day and natural gas liquids sales volumes averaged 65,000 barrels per day.

OPERATIONS UPDATE

During the first quarter of 2010, Anadarko closed the previously announced $1.5 billion joint-venture agreement with Mitsui E&P USA LLC, an affiliate of Mitsui & Co., Ltd., whereby Mitsui will earn a 32.5-percent interest in Anadarko’s Marcellus Shale assets by funding nearly all of Anadarko’s development costs through 2013. Anadarko also acquired more than 80,000 net acres in the liquids-rich portion of the Eagleford Shale in the Maverick Basin from TXCO for approximately $93 million and increased its working interest in all of its Eagleford properties to 75 percent. Additionally, the company further strengthened its balance sheet by refinancing a portion of its near-term debt maturities.

Anadarko continues to advance its three sanctioned mega projects, Jubilee, Caesar/Tonga and El Merk, toward first production on time and on budget. Installation of subsea infrastructure and equipment is under way at the Jubilee field offshore Ghana. The sail-away of the FPSO (floating production, storage and offloading) vessel, from Singapore to Ghana, is scheduled for later this month, with first production from the Jubilee field on schedule for the end of this year.

In early April, Anadarko announced the successful pre-salt drillstem test at the Wahoo#1 well offshore Brazil. The company believes the well will be capable of producing at a sustained rate in excess of 15,000 barrels of high-quality oil per day. Anadarko has moved the drillship to the Wahoo#2 well to conduct its second drillstem test in the field, before mobilizing the rig to drill the Wahoo South exploration well later this quarter.

About two weeks ago, in the Gulf of Mexico, the BP-operated Macondo exploration well on Mississippi Canyon block 252 discovered an oil accumulation. As reported in the press, an explosion and fire occurred on the Deepwater Horizon drilling rig during operations. The rig subsequently sank, hydrocarbons were released into the Gulf and a large-scale well-control and clean-up effort has ensued. Anadarko is a 25-percent working interest owner in this block, which is operated by BP Exploration & Production, Inc. A full response and investigation is being conducted by the operator of the well, the drilling rig owner and governmental entities. The company maintains insurance policies designed to provide financial protection for such events, for its share of gross covered costs up to an aggregate level of approximately $710 million, less deductibles. Based on its 25-percent non-operated interest, the company estimates its net insurance coverage will likely total approximately $177.5 million, less deductibles of $15 million.

CONFERENCE CALL TOMORROW AT 9 A.M. CDT, 10 A.M. EDT

Anadarko will host a conference call on Tuesday, May 4, at 9 a.m. Central Daylight Time (10 a.m. Eastern Daylight Time) to discuss first-quarter results, current operations and the company’s outlook for the remainder of 2010. The dial-in number is 888.713.4218 in the United States or 617.213.4870 internationally. The confirmation number is 14797442. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will also be available on the Web site for approximately 30 days following the conference call.

ANADARKO OPERATIONS REPORT

For more details on Anadarko’s operations, please refer to the comprehensive report on first-quarter activity. The report will be available at www.anadarko.com on the Investor Relations page.

FINANCIAL DATA

Nine pages of summary financial data follow, including current hedge positions, financial guidance and supplemental production guidance.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2009, the company had approximately 2.3 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko, please visit www.anadarko.com.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including the outcome of events in the Gulf of Mexico relating to the Macondo well, the company’s ability to achieve its production targets, successfully manage its capital expenditures, and successfully drill, complete, test and produce the wells and prospects identified in this news release. See “Risk Factors” in the company’s 2009 Annual Report on Form 10-K and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Anadarko Petroleum Corporation

Certain Items Affecting Comparability

	Quarter Ended March 31, 2010
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Unrealized gains (losses) on derivatives, net*	$545	$348	0.71
Loss on early retirements of debt	(40)	(25)	(0.05)
Gains (losses) on divestitures and other, net	(13)	(7)	(0.01)
Impairments	(12)	(8)	(0.02)
Change in uncertain tax positions (FIN48)	-	(4)	(0.01)
	$480	$304	$0.62

*For the quarter ended March 31, 2010, before-tax unrealized gains (losses) on derivatives, net includes $567 million related to commodity derivatives, $(29) million related to other derivatives, and $7 million related to gathering, processing and marketing sales.

	Quarter Ended March 31, 2009
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Unrealized gains (losses) on derivatives, net*	$(240)	$(153)	(0.33)
Gains (losses) on divestitures, net	10	8	0.02
Impairments	(51)	(33)	(0.07)
Change in uncertain tax positions (FIN48)	-	82	0.18
	$(281)	$(96)	$(0.20)

*For the quarter ended March 31, 2009, before-tax unrealized gains (losses) on derivatives, net includes $(324) million related to commodity derivatives, $113 million related to other derivatives, and $(29) million related to gathering, processing and marketing sales.

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of cash provided by operating activities (GAAP) to discretionary cash flow and free cash flow (non-GAAP), and net income (GAAP) to adjusted net income (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. The company uses discretionary cash flow and free cash flow to demonstrate the company's ability to internally fund capital expenditures and to service or incur additional debt. It is useful in comparisons of oil and gas exploration and production companies because it excludes fluctuations in assets and liabilities. The company uses adjusted net income to evaluate the company’s operational trends and performance.

		Quarter Ended
		March 31,
millions		2010	2009
Net cash provided by operating activities		$1,317	$533
Add back:
Change in accounts receivable		27	(256)
Change in accounts payable and accrued expenses		281	589
Change in other items - net		(95)	(134)
Discretionary cash flow from operations		$1,530	$732

Anadarko Petroleum Corporation

Reconciliation of GAAP to Non-GAAP Measures

			Quarter Ended
			March 31,
millions			2010	2009
Discretionary cash flow from operations			$1,530	$732
Less: Capital expenditures			1,239	1,107
Free cash flow			$291	$(375)

	Quarter Ended		Quarter Ended
	March 31, 2010		March 31, 2009
	After	Per Share	After	Per Share
millions except per-share amounts	Tax	(diluted)	Tax	(diluted)
Net income (loss) attributable to common stockholders	$716	1.43	$(338)	(0.73)
Less: Certain items affecting comparability	304	0.62	(96)	(0.20)
Adjusted net income (loss)	$412	$0.81	$(242)	$(0.53)

Presented below is a reconciliation of total debt (GAAP) to net debt (non-GAAP). Management uses net debt as a measure of the Company's outstanding debt obligations relative to its cash and cash equivalents on hand.

				March 31,
millions				2010
Total debt				$12,937
Less: Cash and cash equivalents				3,692
Net debt				$9,245

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended
Summary Financial Information	March 31,
millions except per-share amounts	2010	2009
Consolidated Statements of Income
Revenues and Other
Gas sales	$1,081	$871
Oil and condensate sales	1,502	636
Natural-gas liquids sales	274	83
Gathering, processing and marketing sales	273	161
Gains (losses) on divestitures and other, net	9	45
Total	3,139	1,796
Costs and Expenses
Oil and gas operating	187	241
Oil and gas transportation and other	191	174
Exploration	155	301
Gathering, processing and marketing	183	135
General and administrative	210	209
Depreciation, depletion and amortization	981	806
Other taxes	301	150
Impairments	12	51
Total	2,220	2,067
Operating Income (Loss)	919	(271)
Other (Income) Expense
Interest expense	224	182
(Gains) losses on commodity derivatives, net	(588)	201
(Gains) losses on other derivatives, net	29	(98)
Other (income) expense, net	9	(11)
Total	(326)	274
Income (Loss) Before Income Taxes	1,245	(545)
Income Tax Expense (Benefit)	517	(214)
Net Income (Loss)	$728	$(331)
Net Income Attributable to Noncontrolling Interests	12	7
Net Income (Loss) Attributable to Common Stockholders	$716	$(338)
Per Common Share:
Net income (loss) attributable to common stockholders - basic	$1.44	$(0.73)
Net income (loss) attributable to common stockholders - diluted	$1.43	$(0.73)
Average Number of Common Shares Outstanding - Basic	493	460
Average Number of Common Shares Outstanding - Diluted	496	460

Exploration Expense
Dry hole expense	$25	$121
Impairments of unproved properties	88	107
Geological and geophysical expense	3	34
Exploration overhead and other	39	39
Total	$155	$301

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended
Summary Financial Information	March 31,
millions	2010	2009
Cash Flow from Operating Activities
Net income (loss)	$728	$(331)
Depreciation, depletion and amortization	981	806
Deferred income taxes	154	(299)
Dry hole expense and impairments of unproved properties	113	228
Impairments	12	51
(Gains) losses on divestitures, net	(13)	(10)
Unrealized (gains) losses on derivatives	(545)	240
Other noncash items	100	47
Discretionary Cash Flow from Operations	1,530	732
(Increase) decrease in accounts receivable	(27)	256
Increase (decrease) in accounts payable and accrued expenses	(281)	(589)
Other items - net	95	134
Net cash provided by operating activities	$1,317	$533

Capital Expenditures	$1,239	$1,107

	March 31,	December 31,
	2010	2009
Condensed Balance Sheets
Cash and cash equivalents	$3,692	$3,531
Other current assets	2,710	2,552
Net properties and equipment	37,353	37,204
Other assets	1,640	1,514
Goodwill and other intangible assets	5,313	5,322
Total Assets	$50,708	$50,123
Current debt	$478	$-
Other current liabilities	3,421	3,824
Long-term debt	11,110	11,149
Midstream subsidiary note payable to a related party	1,349	1,599
Other long-term liabilities	13,225	13,136
Stockholders' equity	20,667	19,928
Noncontrolling interests	458	487
Total Liabilities and Equity	$50,708	$50,123
Capitalization
Total debt	$12,937	$12,748
Stockholders' equity	20,667	19,928
Total	$33,604	$32,676
Capitalization Ratios
Total debt	38%	39%
Stockholders' equity	62%	61%

Anadarko Petroleum Corporation
(Unaudited)

Sales Volumes and Prices

	Average Daily Volumes			Sales Volumes				Average Sales Price
		Crude Oil &			Crude Oil &				Crude Oil &
	Natural Gas	Condensate	NGLs	Natural Gas	Condensate	NGLs		Natural Gas	Condensate	NGLs
	MMcf/d	MBbls/d	MBbls/d	Bcf	MMBbls	MMBbls		Per Mcf	Per Bbl	Per Bbl
Quarter Ended March 31, 2010
United States	2,393	139	65	215	12	6		$5.02	$74.98	$46.64
Algeria		69			6				$76.04
Other International		14			2				$73.16
Total	2,393	222	65	215	20	6		$5.02	$75.18	$46.64

Quarter Ended March 31, 2009
United States	2,315	103	40	208	9	4		$4.18	$38.45	$23.05
Algeria		58			5				$45.50
Other International		13			1				$36.79
Total	2,315	174	40	208	15	4		$4.18	$40.68	$23.05

	Average Daily Volumes MBOE/d		Sales Volumes MMBOE

Quarter Ended March 31, 2010	686		62
Quarter Ended March 31, 2009	600		54

Sales Revenue and Commodity Derivatives

	Sales			Commodity Derivatives Gain (Loss)
		Crude Oil &		Natural Gas		Crude Oil & Condensate
millions	Natural Gas	Condensate	NGLs	Realized	Unrealized	Realized	Unrealized
Quarter Ended March 31, 2010
United States	$1,081	$935	$274	$19	$566	$(1)	$(5)
Algeria		470				3	6
Other International		97
Total	$1,081	$1,502	$274	$19	$566	$2	$1

Quarter Ended March 31, 2009
United States	$871	$356	$83	$86	$(277)	$27	$(18)
Algeria		237				10	(29)
Other International		43
Total	$871	$636	$83	$86	$(277)	$37	$(47)

Anadarko Petroleum Corporation
Financial and Operating Guidance
Continuing Operations
As of May 3, 2010

	2nd Qtr			Total Year
	Guidance			Guidance

	Units			Units

Total Sales (MMBOE)	57	-	60	230	-	234

Crude Oil (MBbl/d):	190	-	202	190	-	195

United States	125	-	130	121	-	124
Algeria	54	-	56	55	-	57
Other International	14	-	17	13	-	14

Natural Gas (MMcf/d):

United States	2,250	-	2,350	2,300	-	2,350

Natural Gas Liquids (MBbl/d):

United States	58	-	62	58	-	60

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Crude Oil ($/Bbl):	(4.00)	-	(6.00)	(3.50)	-	(4.50)

United States	(4.00)	-	(6.00)	(4.50)	-	(6.00)
Algeria	1.00	-	(1.00)	(1.00)	-	(2.00)
Other International	(6.00)	-	(11.00)	(6.00)	-	(10.00)

Natural Gas ($/Mcf):

United States	(0.10)	-	(0.40)	(0.25)	-	(0.50)

Anadarko Petroleum Corporation
Financial and Operating Guidance
Continuing Operations
As of May 3, 2010

	2nd Qtr			Total Year
	Guidance			Guidance

	$ MM			$ MM
Other Revenues:
Marketing and Gathering Margin	40	-	50	150	-	180
Minerals and Other	15	-	25	50	-	75

Costs and Expenses:
	$ / Boe			$ / Boe

Oil & Gas Direct Operating	3.75	-	4.00	4.00	-	4.25
Oil & Gas Transportation/Other	3.00	-	3.25	3.00	-	3.25
Depreciation, Depletion and Amortization	15.50	-	16.00	15.50	-	16.00
Production Taxes (% of Revenue)	10.0%	-	12.0%	10.0%	-	11.0%

	$ MM			$ MM

General and Administrative	225	-	235	910	-	940
Exploration Expense
Non-Cash	190	-	210	875	-	925
Cash	70	-	80	275	-	325
Interest Expense (net)	200	-	210	750	-	775
Other (Income) Expense	(10)	-	10	(20)	-	20

Tax Rate (all current)
Algeria	55%	-	65%	55%	-	65%
Rest of Company	40%	-	50%	30%	-	40%

Avg. Shares Outstanding (MM)

Basic	493	-	495	493	-	495
Diluted	496	-	498	495	-	497

	$ MM			$ MM
Capital Investment:

Capital Projects	1,275	-	1,470	5,175	-	5,470
Capitalized Interest	25	-	30	125	-	130

Anadarko Petroleum Corporation
Commodity Hedge Positions (Excluding Natural Gas Basis)
As of May 3, 2010

	Volume	Weighted Average Price per MMBtu
	(thousand
	MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2010	1,630	$4.22	$5.59	$8.23
2011	480	$5.00	$6.50	$8.29
2012	500	$5.00	$6.50	$9.03

Fixed Price - Financial
2010	90	$6.10
2011	90	$6.17

	Volume	Weighted Average Price per barrel
	(thousand
	MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Three-Way Collars
2010	129	$49.34	$64.34	$90.73
2011	126	$64.29	$79.29	$99.95
2012	2	$35.00	$50.00	$92.50
Interest Rate Derivatives
As of May 3, 2010

Instrument	Notional Amt.	Start Date	Maturity	Rate Paid	Rate Received

Swap	$750 Million	Oct-2011	Oct-2021	4.72%	3M LIBOR
Swap	$1,250 Million	Oct-2011	Oct-2041	4.83%	3M LIBOR
Swap	$250 Million	Oct-2012	Oct-2022	4.91%	3M LIBOR
Swap	$750 Million	Oct-2012	Oct-2042	4.80%	3M LIBOR

Anadarko Petroleum Corporation
Natural Gas Basis Hedge Positions
As of May 3, 2010
	Volume
	(thousand	Price per
	MMBtu/d)	MMBtu
Basis Swaps
2010
Mid Continent	125	$(0.83)
Rocky Mountains	495	$(1.01)
	620	$(0.98)

2011	15	$(0.76)
Mid Continent	30	$(2.22)
Rocky Mountains	45	$(1.74)
Rockies Export Firm Transportation
As of May 3, 2010
(Only shown through 2012)

Daily Volume (MMMBtus)
by Pricing Point
Delivery/Pricing Point
2010
Mid Continent	491
West Coast	77
Mid West**	250
818
2011
Mid Continent	491
West Coast*	283
Mid West**	250
1,024
2012***
Mid Continent	491
West Coast	283
Mid West	250
1,024

*New agreement with Ruby estimated to begin in March 2011.
**New agreement with Bison estimated to begin in November 2010.
***It is assumed that any export contracts set to expire in 2012 will be extended

CONTACT:
Anadarko Petroleum Corporation
MEDIA:
John Christiansen, 832-636-8736
john.christiansen@anadarko.com
or
Matt Carmichael, 832-636-2845
matt.carmichael@anadarko.com
or
INVESTORS:
John Colglazier, 832-636-2306
john.colglazier@anadarko.com
or
Chris Campbell, CFA, 832-636-8434
chris.campbell@anadarko.com
or
Dean Hennings, 832-636-2462
dean.hennings@anadarko.com